Exhibit 99.3

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8222

CommonWealth REIT to Continue to Pursue Common Share Offering and Debt Tender Offer

Newton, MA (February 27, 2013): CommonWealth REIT (NYSE: CWH) (“CommonWealth”) today announced that its Board of Trustees has determined that the best interests of CommonWealth will be served by CommonWealth continuing the common share offering and debt tender offer previously announced on February 25, 2013.

The Board of Trustee’s decision was made after considering the Schedule 13D that was jointly filed on February 26, 2013 by Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related”) with the Securities and Exchange Commission and a separate “open letter” published by Corvex and Related.  The company has included two open letters published by Corvex and Related as exhibits to a Form 8-K it filed today.

The Corvex and Related documents mentioned above are not the Company’s documents and the Company does not endorse or confirm, and is not responsible for, their content.  Reference to these Corvex and Related documents is intended only to provide context to today’s announcement.

This press release is neither an offer to sell nor a solicitation of an offer to buy CommonWealth common shares, nor shall there by any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.  The preliminary prospectus supplement relating to this offering and related prospectus have been filed with the Securities and Exchange Commission  and copies can be obtained by contacting the offices of Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone:  (800) 831-9146; BofA Merrill Lynch, Attn:  Prospectus Department, 222 Broadway, New York, NY 10038; email dg.prospectusrequests@baml.com; UBS Investment Bank, Attn. Prospectus Department, 299 Park Avenue, New York, NY 10171, telephone (888) 827-7275; or Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd floor, New York, NY 10014, telephone (866) 718-1649; email:  prospectus@morganstanley.com.

This press release is neither an offer to buy nor a solicitation of an offer to sell any of CommonWealth’s outstanding senior notes which are the subject of the tender offer CommonWealth announced on February 25, 2013 (the “Senior Notes”).  Citigroup Global Markets Inc. and RBC Capital

Markets, LLC are the Dealer Managers for that tender offer. Investors with questions regarding the tender offer may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) and RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7822 (collect). Global Bondholder Services Corp. is the tender agent and information agent for the Offer and can be contacted at (212) 430-3774 or (866) 952-2200 (toll-free).

None of CommonWealth, the tender agent, the information agent, or the Dealer Managers makes any recommendation as to whether holders of Senior Notes should tender their Senior Notes in the tender offer.  The full details of the tender offer for the Senior Notes, including complete instructions on how to tender Senior Notes, are included in the offer to purchase, the letter of transmittal and related materials. Holders are strongly encouraged to read carefully the offer to purchase and letter of transmittal and any other related materials, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

Holders may obtain a copy of the tender offer documents, free of charge, from Global Bondholder Services Corp., the tender agent and information agent in connection with the tender offer, by calling toll-free at (866) 952-2200 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the tender offer.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON COMMONWEALTH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED.  FOR EXAMPLE, ALTHOUGH THIS PRESS RELEASE STATES THAT COMMONWEALTH’S BOARD OF TRUSTEES HAS DETERMINED THAT THE BEST INTERESTS OF COMMONWEALTH WILL BE SERVED BY COMMONWEALTH CONTINUING THE COMMON SHARE OFFERING AND THE DEBT TENDER OFFER ANNOUNCED ON FEBRUARY 25, 2013, THERE CAN BE NO ASSURANCE THAT THE COMMON SHARE OFFERING OR THE DEBT TENDER OFFER WILL BE CONSUMMATED, THAT THEY WILL NOT BE DELAYED OR THAT THE TERMS WILL NOT CHANGE.  INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

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